UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2017

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2017, The Nielsen Company (US), LLC (“Nielsen”), a subsidiary of the registrant, amended and restated in its entirety, its Amended and Restated Master Services Agreement, dated as of October 1, 2007 with Tata America International Corporation and Tata Consultancy Services Limited (jointly, “TCS”) (as amended prior to the Second Amendment and Restatement, the “Prior Agreement”) by entering into a Second Amended and Restated Master Services Agreement (the “Agreement”), dated as of October 1, 2017 and effective as of January 1, 2017 (the “Effective Date”), with TCS. The term of the Agreement has been extended for an additional five years, so as to expire on December 31, 2025, with three one-year renewal options granted to Nielsen. Nielsen has committed to purchase services from TCS from the Effective Date through the remaining term of the Agreement (the “Minimum Commitment”) in the amount of $2.25 billion, including a commitment to purchase at least $320 million in services per year from 2017 through 2020, $186 million in services per year from 2021 through 2024, and $139.5 million in services in 2025 (in each of the foregoing cases, the “Annual Commitment”). In connection with the entry into the Agreement, the parties have agreed to terminate the separate Global Infrastructure Services Agreement between them as of the Effective Date and include the services provided thereunder in one or more Statements of Work (“SOWs”) arising under the Agreement. TCS’s charges under such SOWs will continue to be credited against the Minimum Commitment and the Annual Commitment. TCS will globally provide Nielsen with professional services relating to information technology (including application development and maintenance), business process outsourcing, client service knowledge process outsourcing, management sciences, analytics, and financial planning. As Nielsen orders specific services under the Agreement, the parties will execute SOWs describing the specific scope of the services to be performed by TCS. The amount of the Minimum Commitment and the Annual Commitment may be reduced on the occurrence of certain events, some of which also provide Nielsen with the right to terminate the Agreement or SOWs, as applicable. Additionally, in connection with entering the Agreement, on October 10, 2017, The Nielsen Company B.V., a subsidiary of the registrant and indirect parent of Nielsen, agreed to guaranty 30% of the Minimum Commitment. The other material terms of the Prior Agreement as reflected in the Agreement and as previously disclosed remain unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the guaranty is incorporated by reference into this Item 2.03.

Forward-looking Statements

This report includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could,” “shall,” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitations, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and specific risk factors discussed in other releases and public filings made by the company (including those described in the forward-looking statements can be found under the section entitled “Part I—Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings the company makes with the Securities and Exchange Commission). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this report, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2017

NIELSEN HOLDINGS PLC
By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary